Exhibit 23.2

                   [LETTERHEAD OF PRICEWATERHOUSE COOPERS LLP]

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2003, relating to the consolidated financial statements of Vista Gold Corp. (the "Company"), which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Vancouver, BC, Canada

April 10, 2003